Exhibit 23





                         CONSENT OF INDEPENDENT AUDITORS








We consent to the incorporation by reference in Registration Statement No. 33-91684 of WVS Financial Corp. on Form S-8 of our report dated July 26, 2002, appearing in the Annual Report on Form 10-K of WVS Financial Corp. for the year ended June 30, 2002.


/s/ S.R. Snodgrass, A.C.
------------------------
S.R. Snodgrass, A.C.


Wexford, PA
September 27, 2002